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                                                                    EXHIBIT 5.1

                            THOMPSON & KNIGHT L.L.P.

                            ATTORNEYS AND COUNSELORS

                         1700 PACIFIC AVENUE, SUITE 3300
                            DALLAS, TEXAS 75201-4693
                                 (214) 969-1700
                               FAX (214) 969-1751


                                  June 2, 2000



Lone Star Technologies, Inc.
15660 North Dallas Parkway, Suite 500
Dallas, Texas 75248

         Re:  LONE STAR TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

         We have acted as counsel for Lone Star Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 200,000 shares (the "Shares") of the common stock, $1.00 par value per share (the "Common Stock"), of the Company issuable pursuant to its Employee Stock Purchase Plan (the "Plan"). A registration statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time under the Plan has this date been filed under the Act with the Securities and Exchange Commission (the "Commission").

         In reaching the conclusions expressed in this opinion, we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, (iii) the Plan and (iv) such other agreements and instruments relating to the Company as we have deemed necessary or appropriate for purposes of the opinions hereinafter expressed. In rendering such opinions, we have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary to the opinions expressed herein and have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of each such certificate or the person providing such other information had knowledge. Furthermore, in rendering such opinions, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

         In issuing the opinions hereinafter expressed, we do not purport to be experts in the laws of any jurisdiction other than the State of Texas and the United States of America.

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Lone Star Technologies, Inc.
June 2, 2000
Page 2


         Based solely upon the foregoing, and limited in all respects as stated above, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized by the Company, and when sold, issued and delivered in the manner and for the consideration described in the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In granting this consent, we do not thereby admit that we come within the category of persons whose consent is required pursuant to
Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                       Respectfully submitted,

                                       /s/ Thompson & Knight L.L.P.